As filed with the Securities and Exchange Commission on June 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Eagle Outfitters, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-2721761
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of Principal Executive Offices)	(Zip Code)

American Eagle Outfitters, Inc.

Amended and Restated 2023 Stock Award and Incentive Plan

(Full title of the plan)

Beth M. Henke

Executive Vice President, Chief Legal Officer

American Eagle Outfitters, Inc.

77 Hot Metal Street

Pittsburgh, Pennsylvania 15203-2329

(Name and address of agent for service)

(412) 432-3300

(Telephone number, including area code, of agent for service)

Copies of Correspondence to:

Celia A. Soehner

Alexandra M. Good

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219-6401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

At the 2026 Annual Meeting of Stockholders of American Eagle Outfitters, Inc. (the “Company”) held on June 26, 2026, the stockholders of the Company approved an amendment and restatement of the American Eagle Outfitters, Inc. 2023 Stock Award and Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder by 9,680,000 shares.

Pursuant to General Instruction E of Form S-8, the Company is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register the offer and sale of an additional 9,680,000 shares of common stock, par value $0.01 per share (the “Common Stock”) under the American Eagle Outfitters, Inc. Amended and Restated 2023 Stock Award and Incentive Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2023 (File No. 333-273076) and the Company’s Post-Effective Amendment No.  1 to Registration Statement on Form S-8 filed with the Commission on June 30, 2023 (File No. 333-238942). The information required by Part II is omitted, except as supplemented by the information set forth below.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on March 30, 2026.

2. The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May  2, 2026, filed with the Commission on June 3, 2026.

3. The Company’s Current Reports on Form 8-K filed with the Commission on June  10, 2026 and June 29, 2026.

4. The description of the Common Stock that is contained in (a) Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 11, 2021, including any amendments or reports filed for the purpose of updating such description, and (b)  the Company’s registration statement on Form 8-A filed with the Commission on February  28, 2007 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Company files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 filed herewith).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (contained on signature page hereto).

99.1	American Eagle Outfitters, Inc. Amended and Restated 2023 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report Form 8-K filed on June 29, 2026).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 30, 2026.

AMERICAN EAGLE OUTFITTERS, INC.

By:	/s/ Beth M. Henke
Beth M. Henke
Executive Vice President, Chief Legal Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of American Eagle Outfitters, Inc., hereby severally constitute and appoint Michael A. Mathias and Beth M. Henke and each of them singly, our true and lawful attorney and agent with full power and authority to sign for us and in our names in the capacities indicated below, a Registration Statement under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the Company’s securities and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and generally to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 30, 2026.

Signature	Title

/s/ Jay L. Schottenstein Jay L. Schottenstein	Chief Executive Officer, Chairman of the Board of Directors, and Director (Principal Executive Officer)

/s/ Michael A. Mathias Michael A. Mathias	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ James H. Keefer James H. Keefer	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)

/s/ Deborah A. Henretta Deborah A. Henretta	Director

/s/ Cary D. McMillan Cary D. McMillan	Director

/s/ Janice E. Page Janice E. Page	Director

/s/ David M. Sable David M. Sable	Director

/s/ Noel J. Spiegel Noel J. Spiegel	Director